Exhibit 99.1
TransAct Technologies Announces Preliminary Third Quarter 2020 Net Sales in Excess of Its Anticipated Range
Third Quarter 2020 Earnings Conference Call Scheduled for November 5th, 2020
Hamden, CT - Oct. 6, 2020 - TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today announced preliminary financial results for the third quarter ended September 30, 2020 that exceeded the high end of the expected range for net sales provided on August 5, 2020.
TransAct now expects net sales for the third quarter of 2020 to be in the range of $7.1 million to $7.3 million, up from our prior expectation of $5.5 million to $6.0 million. Our updated net sales outlook includes approximately $1.4 million to $1.5 million of Food Service Technology (“FST”) recurring revenue, which was previously expected to be approximately $1.0 million. The Company estimates there were 3,800 paid BOHA! terminals in the market as of the end of the third quarter, with an average annual revenue per terminal of approximately $1,470, up 88% from $780 in the third quarter of 2019.
These financial results for the third quarter of 2020 are preliminary estimates and are subject to change in connection with the completion of the Company’s quarter-end closing process and the preparation of the unaudited financial statements as of and for the period ended September 30, 2020.
“These strong numbers in the face of unprecedented challenges are the result of the tireless dedication and execution of our employees as well as the fundamental strength of our BOHA! solution. With an increasing number of our customers coming back online, we expect demand to continue to increase for both our FST products and our casino technology,” said Bart Shuldman, Chairman and CEO of TransAct Technologies. “We are pleased to have recently announced our new BOHA! Restaurant Operations Platform on Apple’s native iOS platform which will further enhance our industry-leading solution and believe that we are well positioned to meet the shifting demands of food service operators of every size.”
TransAct Technologies will release its third quarter 2020 results after the market closes on Thursday, November 5, 2020, and will hold a conference call and simultaneous webcast at 4:30 PM ET that day to discuss results for the three and nine months ended September 30, 2020 and other matters.
The conference call number is 800-458-4121; and the conference ID number is 2095010. Please call ten minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the live call on the Internet at www.transact-tech.com (select “Investor Relations” followed by “Events & Presentations”); allow fifteen minutes to register and download and install any necessary software. Questions and answers on the call will be reserved for analysts and investors. Following its completion, an archived version of the webcast will be available for replay at the same location.
About TransAct Technologies Incorporated
TransAct Technologies Incorporated is a global leader in developing software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, POS automation, and oil and gas. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA!™, AccuDate™, EPICENTRAL®, Epic®, Ithaca® and Printrex® brands. TransAct has sold over 3.4 million printers and terminals around the world and is committed to providing world-class service, spare parts and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at  http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com  or call (203) 859-6800.
TransAct®, BOHA!™, AccuDate™, EPICENTRAL®, Epic®, Ithaca® and Printrex® are trademarks of TRANSACT Technologies Incorporated. ©2020 TRANSACT Technologies Incorporated. All rights reserved.
Cautionary Statement Regarding Preliminary Estimated Financial Information
The Company has prepared the preliminary estimated financial information set forth above on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three and nine months ended September 30, 2020. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related reviews as of and for the three and nine months ended September 30, 2020. During the course of the preparation of the Company’s condensed consolidated financial statements and related notes as of and for the three and nine months ended September 30, 2020, the Company may identify items that could cause its final reported results to be materially different from the preliminary estimated financial information set forth above. As a result, there can be no assurance that the Company’s final results for this period will not differ from such preliminary estimated financial information.
This preliminary estimated financial information should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP. In addition, this preliminary estimated financial information is not necessarily indicative of the results to be achieved for any future period.
Forward-Looking Statements
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “plan” or “continue” or the negative thereof or other similar words. All forward-looking statements involve risks and uncertainties, including, but not limited to, risks, uncertainties and other factors related to the adverse effect of the COVID-19 pandemic on the Company’s business, operations, financial condition, results of operations and capital resources, including as a result of supply chain disruptions, shutdowns and/or operational restrictions imposed on our customers, inability of customers to make payments on time or at all, diversion of management attention, necessary modifications to business practices and operations, cost cutting measures that the Company has made and may continue to make, a possible future reduction in the value of goodwill or other intangible assets, inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions, price increases or decreased availability of component parts or raw materials, exchange rate fluctuations, volatility of and decreases in trading prices of the Company common stock and the availability of needed financing on acceptable terms or at all; the Company’s ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; the ability to successfully transition the Company’s business into the food service technology market; the ability to remediate the material weaknesses over internal control over financial reporting; risks associated with potential future acquisitions; general economic conditions; dependence on contract manufacturers for the assembly of a large portion of the Company’s products in Asia; dependence on significant suppliers; the ability to recruit and retain quality employees as the Company grows; dependence on third parties for sales outside the United States; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; increased product costs or reduced customer demand for the Company’s products due to changes in U.S. policy that may result in trade wars or tariffs; the ability to protect intellectual property; the effect of the United Kingdom’s withdrawal from the European Union; and other risk factors detailed in the Company’s annual report on Form 10-K for the year ended December 31, 2019, quarterly reports for the quarters ended March 31, 2020 and June 30, 2020 and other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release, and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances, except as required by applicable law.
Investor Contact:

Michael Bowen ICR, Inc. Michael.Bowen@icrinc.com 203-682-8299	Marc P. Griffin ICR, Inc. Marc.Griffin@icrinc.com 646-277-1290